                                                                   EXHIBIT 10.22

                    AGREEMENT WITH AN INDEPENDENT CONTRACTOR
                    ----------------------------------------

            MADE AND EXECUTED IN TEL AVIV ON THE 1ST OF FEBRUARY 2003

BETWEEN:   ITURAN LOCATION AND CONTROL, LTD.
           Of:  3 Hashikma Street
           Azor
           (hereinafter: "THE COMPANY")
                                                        PARTY OF THE FIRST PART;
                                                        ------------------------

AND        MR. IZZY SHERATZKY
           ID No. 007495443
           Of:  14 Dulchin Street
           Tel Aviv
           (hereinafter: "IZZY")
                                                       PARTY OF THE SECOND PART;
                                                       -------------------------

AND        A. SHERATZKY HOLDINGS LTD.
           Private Company No. 51-3230268
           Of:  14 Dulchin Street, Tel Aviv
           (hereinafter: "THE EMPLOYER")
                                                        PARTY OF THE THIRD PART;
                                                        ------------------------

WHEREAS:         Until January 30, 2003, Izzy was employed as an independent worker in the position of its CEO, and beginning on that date, subsequent to a legal arrangement and the decision of the
                 auditing committee, the Board of Directors and the Company's
                 General Meeting, Izzy shall serve as the acting Chairman of the
                 Board of Directors on a full-time basis, instead of his
                 position as Company CEO, and he shall have the status of an independent contractor providing his services to the Company through the Employer;

AND WHEREAS:     Izzy is an employee of the Employer;

AND WHEREAS:     The Company and the Employer wish to establish the terms of the contractual agreement between them, while taking into
                 consideration the fact that

                 Izzy was the party who requested that the relationship be
                 founded on an independent contractor basis through the
                 Employer, compared with that of an employee;

THEREFORE, THE PARTIES DO HEREBY DECLARE, AGREE AND STIPULATE AS FOLLOWS:

1.   PREAMBLE AND HEADINGS

     1.1  The preamble to this agreement constitutes an integral part thereof.

     1.2  The section headings are intended for the convenience of the reader only, and should not be used for any interpretive purpose whatsoever.

2.   SUPERVISION OF THE SERVICES, THEIR QUALITY AND NATURE
     In the context of providing the services to be defined below, which the
     Employer will provide through Izzy, the Employer and Izzy will be subject to review regarding the quality and nature of the services. The review will be carried out by the Company's Board of Director and/or an internal auditor and/or the shareholders and/or a party whom the shareholders indicate. The Employer undertakes to draw conclusions from the review and to correct whatever may require correction, as stated in the review.

3.   DEFINITION OF THE SERVICES
     The Employer shall provide the Company, through Izzy, with administrative services of full-time acting Chairman of the Board of Directors and Advisor to the Company CEO. The services shall be provided solely by Izzy personally. In the context of the services it provides to the Company through Izzy, the Employer will see to, inter alia, the following matters
     (above and hereinafter: "THE SERVICES"):

     3.1  Ongoing consulting and supervision for the Company CEO.

     3.2  Responsible for activities of subsidiary companies in Israel and abroad.

     3.3  Maintaining ongoing and proper work relations with the Company's Board of Directors, Izzy's subordinates, and anyone else with whom Izzy may be required to be in contact in order to perform his job.

     3.4  Submitting ongoing activity reports to the Company's Board of
          Directors, as well as any other information that may be required of him, and providing any assistance that may be needed by the CEO with regard to advice and running Board of Directors meetings.

     3.5  Promoting a sense of team spirit and values of high quality service among the Company's employees and his subordinates.

     3.6  Quality management, including proposing efficiency initiatives and measures to the Company's Board of Directors.

     3.7  Carrying out any assignment given to him by the Company's Board of
          Directors.

4.   Izzy undertakes to immediately notify the Board of Directors concerning any significant matter within the Company pertaining to his areas of responsibility, and to report to any such matter to the Board of Directors without delay.

5.   Izzy undertakes to perform his job faithfully and with dedication, and to use all of his skills, knowledge, experience and time for Company's benefit and its advancement.

6.   Izzy undertakes to notify the Company's Board of Directors immediately and without delay, regarding any matter or issue regarding which he has a personal stake that creates and/or is liable to create a conflict of interests with the Services and with the good of the Company.

7.   As Izzy is an independent contractor employed through the Employer and since, even if Izzy were to be considered a Company employee for any reason whatsoever - Izzy's job pursuant to this agreement is considered to be one of those positions that requires a special degree of personal trust, as defined in the Hours of Work and Rest Law, 5711 - 1951; therefore, the provisions of such law shall not apply to Izzy nor will he be entitled to any additional consideration whatsoever for his work, other than that which is expressly set out in this agreement.

8.
     8.1  The Employer undertakes to provide Izzy's Services anywhere they may be required, either in Israel or abroad, and without limiting the hours and within reason.

9.   Upon the termination of its Services to the Company through Izzy, for any reason whatsoever, the Employer and Izzy undertake to transfer their job in an orderly fashion to the person the Company shall so instruct them, and to surrender to the Company all documents, information and any other material he has received or prepared in connection with the Services, until the end of the agreement.

10.  THE CONSIDERATION FOR THE SERVICES

     As final and absolute consideration for providing the Services to the
     Company and for fulfilling all of the Employer's and Izzy's obligations pursuant to this agreement, the Employer and Izzy shall be entitled to the following:

     10.1 The Company shall pay monthly consideration to the Employer in the amount of 63,250 (sixty-three thousand, two hundred and fifty) New
          Israeli Shekels, plus Value Added Tax (hereinafter: "THE
          CONSIDERATION"), to be paid against the receipt of a proper tax invoice and an exemption from tax withholding at the source. In the absence of verification of such an exemption, the Company may deduct from the Consideration any tax liability imposed on the Employer, and which it is required by law to withhold at the source. The
          Consideration shall be linked to the Consumer Price Index, beginning with the CPI published on January 30, 2003. It is hereby clarified that except as specified below, the Consideration is final and absolute consideration for the Services, and any tax liability that applies to Izzy in connection with his receipt of the said
          Consideration shall be paid by him.

          In addition to the Consideration, the Company shall pay for Izzy the sum of 11,000 (eleven thousand) New Israeli Shekels for managers'
          insurance, to be chosen by Izzy.

          The Employer alone (on behalf of Izzy) shall bear the payment of income tax, National Insurance payments, health insurance payments and any other payment to any tax authority whatsoever regarding the
          Consideration. In the event that, as a result of this agreement, additional tax costs whatsoever shall apply, they shall all apply to the Employer and the Company shall not be required to pay them, even if requests shall be sent thereto in this regard.

     10.2 Izzy shall be entitled to a cellular telephone at the Company's expense, and its related costs. Izzy will return the telephone to the
          Company immediately upon the conclusion of the provision of the
          Services by Izzy. Furthermore, Ituran shall pay the Employer at the time the Consideration is paid, the sum equivalent to two hundred and fifty New Israeli Shekels linked to the CPI of February 1998, as its portion of the expense of Izzy's work-related telephone calls from home. In addition, the Company shall reimburse Izzy for work-related overseas phone calls made from home.

     10.3 Izzy will be entitled to reimbursement for expenses, including per diem expenses in Israel and abroad, upon presentation of receipts and/or a report in accordance with the Company's accepted procedures, and he shall receive two company credit cards to pay for these expenses.

     10.4 The Company shall lease a car for Izzy at a const of NIS 8,500 per month, and shall bear expenses with regard to gas, insurance and other ancillary costs.

     10.5 Izzy will be entitled to vacation of 25 work days for each full year of work (based on 6 work days per week), or the financial equivalent;
          and payment of the equivalent of 13 recreation days in the amount of
          NIS 346 per day for each recreation day (linked to February 1998 CPI).

     10.6 In the event of Izzy's illness, the Company shall be entitled to the
          Consideration payment, as set forth in the Sick Leave Law.

     10.7 Izzy shall be entitled to Company profits at a rate of 5% of the
          Company's pre-tax revenue, plus the Company's share of profits (or loss) from consolidated companies, on the basis of audited, combined financial statements prepared according to

          standard accounting principles, as of December 31 of each calendar year in which he shall be employed (or any relative part thereof, respectively). The said payment shall be made immediately following the approval of the Company's audited financial statement.

11.  CONFIDENTIALITY AND NON-COMPETITION

     11.1 Izzy undertakes to keep absolutely confidential any information that he receives during and upon the provision of the Services to the
          Company pursuant to this agreement. "Information" shall, in this section: include prices, costs, lists of suppliers, customer lists, plans, quantities, profit and loss calculations, market research, computer software, information systems and any other Company information that is not in the public domain. Izzy also undertakes not to damage the Company's and/or the shareholders' reputation in any manner whatsoever. Izzy's undertaking pursuant to this section shall remain in effect even after the conclusion of this agreement.

     11.2 For a period of twelve months from the date on which the provision of the Services to the Company shall be terminated, Izzy will not engage, neither within the territory of the State of Israel nor within the territory of any country in which the Company is active, in any business that does or that could directly compete with the Company -
          either by himself and/or through any other agent whatsoever acting on his behalf, either as a salaried employee or as an independent worker, either directly or indirectly, unless the Company gives its advance written consent thereto.

     11.3 To remove all doubt, the parties hereby declare that all existing and/or future developments, improvements in the Company's products and any intellectual property that may result from Izzy's provision of
          Services to the Company,

          including registered/unregistered rights, whether developed by Izzy during work hours or outside of work hours, whether at the Company's offices or outside of them - including in Izzy's home - whether in
          Israel or abroad, shall be the Company's exclusive property and possession.

12.  VALIDITY OF THE AGREEMENT

     12.1 This agreement will enter into effect beginning on January 30, 2003.
          When this agreement shall take effect, the validity of Izzy's employment agreement as Company CEO shall expire. This agreement shall remain in effect for two years, after which time it shall be renewed automatically for an additional two-year period, and so on.

     12.2 Each of the parties may inform the other parties regarding termination of the agreement, by way of written notification that shall be given at least 180 days in advance (hereinafter: "THE ADVANCE NOTIFICATION
          PERIOD"). During the Advance Notification Period, the provisions of this agreement shall continue to bind the parties, but the Company has the right to notify Izzy that it does not wish to receive his services and that he should not come to the Company's offices. In such a case,
          Izzy shall be entitled to all of his rights pursuant to this agreement. At the end of the Advance Notification Period, Izzy will return the Company's cellular phone, the car and any Company equipment that may be in his possession.

     12.3 Notwithstanding the provisions of section 12.2 above, the Company may terminate Izzy's employment immediately, without prior notice and without any compensation, upon the occurrence of any one of the following:

          12.3.1  Izzy's conviction for a dishonorable offense.

          12.3.2  Izzy's breach of his fiduciary duty to the Company.

          12.3.3  Izzy's breach of his duty of care with regard to the Company.

          12.3.4  Izzy's breach of this Agreement through the disclosure of the
                  Company's secrets or by competing with the Company.

     12.4 Without derogating from the generality of the above provisions of this section, this Agreement will be automatically cancelled upon the dissolution of the Company - as soon as the dissolution shall take effect.

13.  IZZY - AN INDEPENDENT CONTRACTOR

     13.1 Izzy hereby declares and undertakes that his status vis-a-vis the
          Company is that of an independent contractor, and that there is no employee-employer relationship between him and the Company.

     13.2 Izzy is aware that the Consideration paid to him as described above is paid to the Employer by the Company on the basis of his being an independent contractor and on the basis of there being no
          employee-employer relationship with regard to this matter; if such a relationship existed, it would significantly reduce the amount of the
          Consideration the Company would be paying to Izzy.

     13.3 Based on the above, the parties agree that if, in the future, a judicial body determines that notwithstanding the provisions of this agreement, there is an employee-employer relationship between the parties (or with one of the companies in the Ituran Group, hereinafter: "ITURAN"), an alternative arrangement will

          apply between the parties whereby 40% of the Consideration received by
          Izzy from the Company in accordance with this agreement will be considered an indexed loan, at an annual interest rate of 5%, and given to the Employer and Izzy by the Company (hereinafter: "THE
          LOAN"), and the remaining balance of 60% will be considered as wages for labor, along with the additional conditions usually paid to a
          Company employee.

     13.4 The Loan and its proceeds will be viewed as being immediately payable the day on which the Company or Ituran is first requested to recognize the existence of an employee-employer relationship between Izzy and the Company and/or Ituran. In such a case, Izzy will be required to repay to the Company, immediately upon its first written request, the
          Loan and its proceeds less the sum of all the payments owed to Izzy as severance pay and additional social benefits, according to a final court ruling.

     13.5 Without derogating from the above, if for any reason whatsoever, the tax and/or National Insurance Institute and/or health and/or any other authorities demand the payment of any tax provisions whatsoever from the Company resulting from the Company's contractual arrangement pursuant to this agreement with the Employer and Izzy, the Employer and Izzy undertake to indemnify the Company for any such payment, immediately upon the Company's first written request.

14.  GENERAL

     14.1 This agreement is an individual and special labor agreement between the Company, and the Employer and Izzy, and it fully regulates all of the terms of Izzy's employment by the Company. The Employer and Izzy undertake to keep the contents of this agreement completely confidential.

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     14.2 Any promise, obligation, undertaking, declaration, representation or the like that were given or made on behalf of the Company and/or its shareholders prior to the signing of this agreement - if any such were made - are hereby null and void, unless and to the extent that they are expressly included in this agreement.

     14.3 If any provision whatsoever of this agreement is revoked by any court whatsoever, or is declared to be invalid for any reason whatsoever, the other provisions of this agreement shall remain in effect.

     14.4 The parties' addresses are as specified in the preamble to this agreement. Any notice sent by one party to another via registered mail will be considered to have been received by the addressee at the end of 72 hours from the time of its receipt by the post office for delivery, and if it is hand delivered - at the time of actual delivery. If any party changes its address, he shall notify the other parties in writing.

     14.5 The parties are signing this agreement after reviewing it carefully, and they declare that they are aware of the substance of the obligations they are taking upon themselves and according thereto, and of their meanings.

        AND IN WITNESS THEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES:

(Signature)                         Ituran  (Stamp and signature)
----------------------              -----------------------------
IZZY                                THE COMPANY

(Stamp and signature)
----------------------
THE EMPLOYER

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